UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2024

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On May 17, 2024, iBio CDMO LLC (“iBio CDMO”), a subsidiary of iBio, Inc. (the “Company”), entered into a purchase and sale agreement, dated as of May 17, 2024 (the “Purchase and Sale Agreement”) with The Board of Regents of the Texas A&M University System (“The Board of Regents”) pursuant to which iBio CDMO agreed to terminate the Ground Lease Agreement with The Board of Regents, dated March 8, 2010, as amended by an Estoppel Certificate and Amendment to Ground Lease Agreement, dated as of December 22, 2015 (collectively, the “Ground Lease”), related to 21.401 acres in Brazos County, Texas (the “Land”) and to sell to The Board of Regents: (i) the buildings, parking areas, improvements, and fixtures situated on the Land (the “Improvements”); (iii) all iBio CDMO’s right, title, and interest in and to furniture, personal property, machinery, apparatus, and equipment owned and currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the “Personal Property”); (iii) all iBio CDMO’s rights under the contracts and agreements relating to the operation or maintenance of the Land, Improvements or Personal Property which extend beyond the closing date (the “Contracts”); and (iv) all iBio CDMO’s rights in intangible assets of any nature relating to any or all of the Land, the Improvements and the Personal Property (the “Intangibles”; and together with the Ground Lease, Improvements and Personal Property, collectively, the “Property”).

The Purchase and Sale Agreement provides that the Property will be sold to The Board of Regents for a purchase price of $8,500,000 (the “Purchase Price”). The closing of the sale of the Property is to occur, with time being of the essence, no later than May 31, 2024, or such other date as mutually agreed.  The Purchase and Sale Agreement further provides that The Board of Regents will also be afforded access to the Property to conduct a due diligence review of its condition.

The closing is subject to certain closing conditions, including: (i) The Board of Regents obtaining the approval of the governing board of Texas A&M no later than May 8, 2024; which approval has been obtained and (ii) the delivery at closing of by the title company of a title policy to The Board of Regents in the amount of the Purchase Price.

There can be no assurance that the closing conditions for the sale of the Property will be satisfied.

Woodforest National Bank Credit Agreement Amendment and Settlement Agreement

On May 14, 2024, iBio CDMO and Woodforest National Bank (“Lender”) entered into the Tenth Amendment (the “Tenth Amendment”) to the Credit Agreement, which was entered into on November 1, 2021, as previously amended as of October 11, 2022, February 9, 2023, February 20, 2023, March 24, 2023, May 10, 2023, September 18, 2023, October 4, 2023, December 22, 2023 and March 28, 2024 (the “Credit Agreement”), which amendment among other things, amends the Credit Agreement to: (i) set the maturity date of the term loan to the earlier of (a) May 31, 2024, or (b) the acceleration of maturity of the term loan in accordance with the Credit Agreement. As of May 14, 2024, the current balance of the term loan, including principal, interest, deferred interest and late fees, under the Credit Agreement, is $13,138,008.

On May 17, 2024, iBio CDMO, the Company and Lender also entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) which provides that iBio CDMO will pay to Lender the proceeds of the sale of the Property under the Purchase and Sale Agreement when received, determine in consultation with Lender the remaining balance due under the Credit Agreement (the “Indebtedness Deficiency Amount”) and thereafter the Company will issue to Lender (subject to the receipt of NYSE American LLC approval) a pre-funded warrant (“Pre-Funded Warrant”) that expires upon full exercise thereof and is exercisable at a nominal exercise price equal to $0.0001 per share for 1,560,570 shares of the Company’s common stock which equals the $4,499,124.88 Indebtedness Deficiency Amount divided by $2.883 (the greater of the book value or the market value of the Company’s common stock at the time the Settlement Agreement is executed). Pursuant to the Settlement Agreement, upon the closing of the sale of the Property under the Purchase and Sale Agreement, the Lender will purchase the Pre-Funded Warrant in satisfaction of the Indebtedness Deficiency Amount, the Lender will release the Company and iBio CDMO from any and all claims, debts, liabilities or causes of action it may have against them prior to such date, and the Company and iBio CDMO will release Lender and its related parties from any and all claims, debts, liabilities or causes of action it may have against them prior to such date.

The foregoing descriptions of the Pre-Funded Warrant, Purchase and Sale Agreement, Tenth Amendment and Settlement Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference.

The foregoing summary and the exhibits hereto are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the Purchase and Sale Agreement, the Tenth Amendment and Settlement Agreement and the related summaries are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Purchase and Sale Agreement, Tenth Amendment and Settlement Agreement contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase and Sale Agreement, the Tenth Amendment and Settlement Agreement are filed with this report only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Pre-Funded Warrants and the shares of common stock issuable upon exercise of the Pre-Funded Warrants is incorporated herein by reference. Neither the issuance of the Pre-Funded Warrants nor the shares of common stock issuable upon exercise of the Pre-Funded Warrants, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Pre-Funded Warrants and shares of common stock issuable upon the exercise of the Pre-Funded Warrants will be, issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Pre-Funded Warrant
10.1†	Purchase and Sale Agreement, dated as of May 17, 2024, by and between iBio CDMO LLC and The Board of Regents of the Texas A&M University System
10.2†	Settlement Agreement and Mutual Release, dated May 17, 2024, by and among Woodforest National Bank, iBio CDMO LLC and the Company
10.3	Tenth Amendment to Credit Agreement dated May 14, 2024, between iBio CDMO LLC and Woodforest National Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
†

The Company has omitted certain portions of the Purchase and Sale Agreement in accordance with Item 601(b)(10) of Regulation S-K. The Company agrees to furnish unredacted copies of these Exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: March 20, 2024	By:	/s/ Marc A. Banjak
Name: Marc A. Banjak
Title: General Counsel and Corporate Secretary